                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Smurfit-Stone Container Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [LOGO] Smurfit-Stone

                      SMURFIT-STONE CONTAINER CORPORATION
                            150 N. Michigan Avenue
                         Chicago, Illinois 60601-7568

                                                                  April 4, 2002

Dear Stockholder:

      You are cordially invited to attend our Company's 2002 Annual Meeting of Stockholders, which will be held on Thursday, May 9, 2002, at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

      Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to mark, sign, date and return the accompanying proxy promptly. Alternatively, you may vote either by telephone or via the Internet. Instructions for using these convenient services are set forth on the proxy card.

      On behalf of the Board of Directors, thank you for your continued support of Smurfit-Stone Container Corporation.

                                                     Sincerely,

                                                     /s/ Michael W. J. Smurfit

                                                     MICHAEL W. J. SMURFIT
                                                     Chairman of the Board

                      SMURFIT-STONE CONTAINER CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held on Thursday, May 9, 2002

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 9, 2002, at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois, to act upon the following matters which are described more fully in the accompanying Proxy Statement:

             1. The election of ten (10) directors for terms of office expiring at the annual meeting of stockholders in 2003;
             2. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 2002;
             3. The consideration of a stockholder proposal, if presented to the Annual Meeting; and

             4. Such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

      All holders of common stock of record at the close of business on March 12, 2002, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

      The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors of the Company; FOR the ratification of the appointment of independent auditors of the Company for 2002; AGAINST the stockholder proposal, if presented to the Annual Meeting; and, on any other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

      Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at 150 N. Michigan Avenue, Chicago, Illinois 60601-7568, prior to the Annual Meeting, and if you attend the Annual Meeting you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.

                                                         By Order of the Board
                                                         of Directors

                                                         /s/ Craig A. Hunt
                                                         CRAIG A. HUNT
                                                         Secretary

Chicago, Illinois
April 4, 2002

                      SMURFIT-STONE CONTAINER CORPORATION

                               -----------------

                                PROXY STATEMENT

                               -----------------

                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), 150 North Michigan Avenue, Chicago, Illinois 60601-7568, for use at the 2002 Annual Meeting of Stockholders to be held on Thursday, May 9, 2002, at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois. The Board of Directors of the Company urges that your proxy be executed and returned promptly in the enclosed envelope. Alternatively, stockholders may also deliver proxies via the Internet or by calling a toll-free telephone number (1-800-435-6710). Each of these voting procedures is designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Instructions for voting by telephone and via the Internet are set forth on the enclosed proxy card.

      Any stockholder submitting a proxy may revoke such proxy (including a proxy by telephone or the Internet) at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his proxy (including a proxy by telephone or the Internet) and vote personally by notifying the Secretary of the Company at the Annual Meeting. Only stockholders of record at the close of business on March 12, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or postponement thereof. At the close of business on March 12, 2002, the Company had 243,949,242 outstanding shares of common stock, $.01 par value per share (the "Common Stock") and 4,599,300 outstanding shares of 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof to one vote. The holders of the Preferred Stock are not entitled to vote on the matters to be voted on at the Annual Meeting.

      If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board of Directors on all proposals. The presence in person or by proxy of a majority of the voting power represented by outstanding shares of Common Stock (121,974,622 shares) will constitute a quorum for the transaction of business at the Annual Meeting.

      Directors will be elected by a plurality of the voting power represented and entitled to vote at the meeting. The ratification of the appointment of independent auditors and the stockholder proposal, if presented, will be determined by the affirmative vote of the majority of the voting power represented and entitled to vote at the meeting. In the election of directors, abstentions and broker non-votes will not affect the outcome except in determining the presence of a quorum and in the sense that such persons will not be counted toward the number of votes required for any nominee's election. An instruction to "abstain" from voting on either the proposal to ratify the appointment of independent auditors or the stockholder proposal will have the same effect as a vote against the proposal. Broker non-votes will not be considered as present and entitled to vote on the proposals to ratify the appointment of independent auditors or the stockholder proposal; therefore, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposals.

      As noted under the "Principal Stockholders" section herein, as of December 31, 2001, Smurfit International B.V., an entity organized under the laws of The Netherlands ("SIBV"), and certain of its subsidiaries were the owners of approximately 29.4% of the outstanding Common Stock. SIBV has advised the Company that it intends to vote its shares of Common Stock FOR the nominees of the Board of Directors named herein, FOR the ratification of the appointment of independent auditors, and AGAINST the stockholder proposal, if presented to the Annual Meeting. SIBV is an indirect wholly-owned subsidiary of Jefferson Smurfit Group plc, a public corporation organized under the laws of the Republic of Ireland ("JS Group"), which, through its subsidiaries, is principally an integrated manufacturer and converter of paper and board. See "Principal Stockholders" and "Certain Transactions."

      This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of the Company on or about April 4, 2002.

                       PROPOSAL 1--ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of ten (10) directors. Each of the directors is serving a term expiring at the Annual Meeting. Set forth below is information concerning the ten (10) nominees for director. Pursuant to the Company's By-laws, so long as Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF") beneficially owns at least 1,000,000 shares of Common Stock, the Nominating Committee will nominate one (1) designee of MSLEF for nomination to the Board of Directors. Mr. Leigh H. Abramson is MSLEF's designee for nomination to the Board. The Board of Directors of the Company recommends a vote FOR the ten (10) nominees. If elected, each nominee will serve until the annual election of directors in the year 2003 or until his successor is duly elected and qualified, or his earlier death, resignation or removal. All of the nominees are presently members of the Board of Directors of the Company, and all have been approved unanimously by the Board of Directors of the Company for re-election to the Board. If any of the nominees are unavailable for election, an event which the Board of Directors of the Company does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees, as may be nominated by the Board of Directors.

   Nominees for Directors to be Elected at the 2002 Annual Meeting for Terms
                               Expiring in 2003

Name & Year First Elected a Director Principal Occupation and Other Information
------------------------------------ ------------------------------------------
         Leigh J. Abramson               Mr. Abramson, born July 5, 1968, has been a Managing Director of Morgan Stanley &
         2001                            Co. Incorporated since 2001 and an employee of Morgan Stanley & Co. Incorporated since 1990. Since 1995, Mr. Abramson has been a Vice President of Morgan Stanley
                                         Leveraged Equity Fund II, Inc. ("MSLEF, Inc."), the general partner of MSLEF. He is a director of Silgan Holdings, WebLink Wireless, Inc., and several private companies.

         Alan E. Goldberg                Mr. Goldberg, born September 1, 1954, has been a Managing Partner with Goldberg,
         1989                            Lindsay & Co. LLC since March 2001. He served as Chairman and Chief Executive
                                         Officer of Morgan Stanley Dean Witter ("MSDW") Private Equity from February
                                         1998 to January 2001. Prior thereto, he was co-head of MSDW Private Equity.
                                         He served as a Managing Director of Morgan Stanley & Co. Incorporated from
                                         January 1988 to January 2001.

         Howard E. Kilroy                Mr. Kilroy, born January 30, 1936, was Chief Operations Director of JS Group from
         1999                            1978 and President of JS Group from 1986 until March 1995. Mr. Kilroy retired from
                                         JS Group at the end of March 1995, but remains a director of JS Group. He previously was a director of the Company from 1989 until 1998. Mr. Kilroy is also a director of
                                         CRH plc and Arnotts plc.

         Patrick J. Moore                Mr. Moore, born September 7, 1954, became President and Chief Executive Officer
         2002                            of the Company on January 4, 2002. He was Vice President and Chief Financial
                                         Officer from November 1998 until January 3, 2002 and held the same position with
                                         Jefferson Smurfit Corporation since October 1996. Prior to that he served as Vice
                                         President and General Manager--Industrial Packaging Division of Jefferson Smurfit
                                         Corporation from December 1994 to October 1996, and Vice President and Treasurer
                                         from February 1993 to December 1994. Mr. Moore is also a director of Reserve
                                         Capital Partners.

         James J. O'Connor               Mr. O'Connor, born March 15, 1937, is the former Chairman and Chief Executive
         1998                            Officer of Unicom Corporation and its subsidiary, Commonwealth Edison Company.
                                         He is a director of Corning Incorporated, The Tribune Company, UAL Corporation,
                                         and various other Chicago businesses, cultural and charitable organizations.

         Jerry K. Pearlman               Mr. Pearlman, born March 27, 1939, is the retired Chairman of the Board and Chief
         1998                            Executive Officer of Zenith Electronics Corporation. Mr. Pearlman is a director of
                                         Ryerson-Tull, Inc., Nanophase Technologies Corporation and Parson Group L.L.C.,
                                         and served as a director of Stone Container Corporation from 1984 to 1998.

Name & Year First Elected a Director Principal Occupation and Other Information
------------------------------------ ------------------------------------------
      Thomas A. Reynolds, III        Mr. Reynolds, born May 12, 1952, has been a Partner with Winston & Strawn, a law
      1997                           firm that regularly represents the Company on numerous matters, since 1984 and is a member of Winston & Strawn's executive committee. He also serves as a director of
                                     Westell Technologies, Inc.

      Anthony P.J. Smurfit           Mr. Anthony P.J. Smurfit, born December 19, 1963, is Chief Executive Officer of the
      2000                           Smurfit Europe division of JS Group and has served as a member of JS Group's
                                     Board of Directors since 1989. He previously served as Deputy Chief Executive of
                                     Smurfit-Europe, as well as Chief Executive of Smurfit France. He has been elected as president and chief operating officer of JS Group, to be effective November 1, 2002.
                                     Mr. Anthony Smurfit is a director of The Irish National Stud Company. He is the son of Dr. Michael W. J. Smurfit and a nephew of Dr. Dermot F. Smurfit.

      Dermot F. Smurfit              Dr. Dermot F. Smurfit, born October 8, 1944, has been Joint Deputy Chairman of
      1998                           JS Group since January 1984 and World Vice President - Marketing and Sales since
                                     July 1997. Prior to July 1997, he held various senior positions in JS Group. Dr. Dermot
                                     Smurfit is Chairman of the World Containerboard Organization and a member of the
                                     Board of the Confederation of European Paper Industries, and a director of JS Group and ACE Ltd. He is a brother of Dr. Michael W. J. Smurfit and an uncle of
                                     Mr. Anthony P.J. Smurfit.

      Michael W. J. Smurfit          Dr. Michael W. J. Smurfit, born August 7, 1936, is Chairman of the Board of Directors
      1989                           of the Company. He has been Chairman and Chief Executive Officer of JS Group since 1977, and has announced his retirement from the Chief Executive Officer position effective October 31, 2002. Dr. Smurfit was Chief Executive Officer of the
                                     Company prior to July 1990. He is a brother of Dr. Dermot F. Smurfit and the father of
                                     Mr. Anthony P.J. Smurfit.

                              CERTAIN PROCEEDINGS

      In 1988 and 1989 JS Group purchased interests in a number of companies in Spain. Allegations have been made that certain transactions involving the previous owners of these interests harmed the minority shareholders of one of the companies so purchased. Based on these allegations, criminal proceedings have been instituted in Spain against certain managers of these previous owners. Dr. Michael W.J. Smurfit, as the representative of JS Group, is also named as a defendant in these proceedings based on a claim that JS Group, as the purchaser of interests from the previous owners, was responsible for the actions by such owners. JS Group has advised the Company that it believes that the claims against Dr. Smurfit are without merit and will be contested vigorously.

                      BOARD AND BOARD COMMITTEE MEETINGS,
                      COMMITTEE FUNCTIONS AND COMPOSITION

      Each non-employee director is entitled to receive an annual fee of $35,000 as compensation for serving on the Board plus travel expenses in connection with attendance at Board meetings, and a fee of $1,500 per meeting attended. Non-employee directors are also entitled to receive an annual grant of 3,000 options to purchase Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant, and an annual grant of restricted stock valued at $20,000 on the date of the grant. The Company also maintains a matching gift program for charitable donations made by non-employee directors of up to $5,000 per year. Directors who are employees of the Company or JS Group do not receive any additional compensation by reason of their membership on, or attendance at, meetings of the Board. The Board held four meetings in 2001.

      The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating Committee. The number of meetings held by these committees, their functions and the members of the Board serving on such committees are set forth below. Each non-employee director is entitled to receive $1,500 for each committee meeting attended that is held on a day other than a Board meeting. The Chairman of each of the Audit Committee, the Nominating Committee and the Compensation Committee is entitled to receive an additional fee of $5,000 annually.

      The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for making recommendations to the Board of Directors regarding the independent auditors to be appointed for the Company, meeting with the independent auditors, the director of internal audit and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies. The Audit Committee also reviews the adequacy of financial, accounting and operating controls, the scope of the audits of the independent auditors and internal auditors, and reports on the results of such audits to the Board of Directors. The members of the Audit Committee of the Board are Messrs. O'Connor and Kilroy and Mr. Pearlman (effective as of February 22, 2002), all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Mr. Richard A. Giesen served on the Audit Committee until his retirement from the Board on May 17, 2001. The Audit Committee held seven meetings during 2001.

      The Compensation Committee is responsible for administering stock-based compensation programs (including the Company's 1998 Long-Term Incentive Plan and the Management Incentive Plan) for all participants in such programs, determining other compensation (including fringe benefits) of the Chairman, Chief Executive Officer, Chief Financial Officer and certain other senior executives, and determining director compensation. The members of the Compensation Committee are Messrs. Goldberg, Pearlman and Reynolds. Mr. Abramson also served on the Compensation Committee from May 17, 2001 until January 31, 2002. The Compensation Committee held one meeting during 2001.

      The Board has a Nominating Committee to nominate individuals to serve on the Board. The Nominating Committee is responsible for reviewing and recommending to the Board criteria for Board membership and for identifying, evaluating and proposing to the Board nominees for membership on the Board. The Nominating Committee consists of Messrs. Reynolds, Goldberg and O'Connor. The Nominating Committee will consider nominees recommended by stockholders of the Company. Each stockholder must comply with applicable requirements of the Company's By-laws and the Securities Exchange Act of 1934, as amended, and the regulations thereunder with respect to the nomination of, or proposal of, nominees for election as directors of the Company. The Nominating Committee did not meet in 2001.

      The Board maintains an Independent Committee to evaluate certain transactions between the Company and JS Group and its subsidiaries and to enforce against JS Group the Standstill Agreement, which committee consists of Messrs. Abramson, Goldberg, O'Connor, Pearlman and Reynolds. The Independent Committee acted exclusively by written consent in 2001. See "Certain Transactions--Standstill Agreement."

                            PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners

      The table below sets forth certain information regarding the beneficial ownership of the Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting stock as of December 31, 2001. Except as noted below, the stockholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

             Name and Address of            Amount and Nature of  Percent of
             Beneficial Owner(a)            Beneficial Ownership Common Stock
             -------------------            -------------------- ------------
  SIBV.....................................      71,638,462          29.4%
   Smurfit International B.V.
   Strawinskylaan 2001
   Amsterdam 1077ZZ, The Netherlands
   Attention: Rokin Corporate Services B.V.

  AXA(b)...................................      36,253,796          14.9%
   25 Avenue Matignon
   75008 Paris, France

  Putnam Investments, LLC(b)...............      14,726,525           6.0%
   One Post Office Square
   Boston, Massachusetts 02109

--------
(a)As of December 31, 2001, MSLEF and its associated entities beneficially owned 14,187,100 shares of Common Stock, representing approximately 5.8% of the outstanding Common Stock. On February 5, 2002, MSLEF and its associated entities sold 7,500,000 shares of Common Stock, thereby decreasing their beneficial ownership of Common Stock below 5% of the outstanding Common Stock.
(b)The number of shares of Common Stock beneficially owned was determined by a review of Schedules 13-G filed with the Securities and Exchange Commission, and which state that (i) of the shares shown as beneficially owned by AXA, such beneficial owner had sole voting power as to 18,376,088 of such shares, shared voting power as to 4,279,534 of such shares and sole dispositive power as to 36,179,396 of such shares, and shared dispositive power as to 74,400 of such shares; and (ii) of the shares shown as beneficially owned by Putnam Investments, LLC, such beneficial owner had shared voting power as to 698,885 of such shares, and shared dispositive power as to all of such shares.

Security Ownership of Management

      The table below sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 1, 2002 for (i) each of the nominees for director, (ii) each of the Named Executive Officers (as defined below) and (iii) all directors and executive officers of the Company as a group.

                                                                             Shares of Common Stock
                                                                   ------------------------------------------
                                                                      Amount and Nature of      Percent of
Beneficial Owner                                                   Beneficial Ownership(a)(b) Common Stock(c)
----------------                                                   -------------------------- ---------------
Michael W. J. Smurfit(d)..........................................          1,119,282              0.5%
Ray M. Curran.....................................................          1,386,101              0.6%
Patrick J. Moore..................................................            560,895              0.2%
William N. Wandmacher.............................................            217,718              0.1%
F. Scott Macfarlane...............................................            198,010              0.1%
Leigh J. Abramson(e)..............................................          5,646,784              2.3%
Alan E. Goldberg..................................................              1,350               *
Howard E. Kilroy(d)...............................................            424,350              0.2%
James J. O'Connor.................................................             12,850               *
Jerry K. Pearlman.................................................             10,544               *
Thomas A. Reynolds, III...........................................              5,350               *
Anthony P. J. Smurfit(d)..........................................             12,000               *
Dermot F. Smurfit(d)..............................................             91,000               *
All directors and executive officers as a group (30 persons)(d)(e)         10,997,288              4.5%

--------
(a)Shares shown as beneficially owned include shares of Common Stock that directors and executive officers have the right to acquire within 60 days after March 1, 2002 pursuant to exercisable options under the stock option plans maintained by the Company.
(b)Shares shown include shares of Common Stock held in the savings plans maintained by the Company as of December 31, 2001 that the executive officers have the right to vote.
(c)Based upon a total of 243,930,492 shares of Common Stock issued and outstanding as of March 1, 2002. Percentages less than 0.1% are indicated by an asterisk.
(d)Excludes shares of Common Stock owned by JS Group. Dr. Michael Smurfit, Dr. Dermot Smurfit, Mr. Anthony Smurfit and Mr. Kilroy beneficially owned 6.67%, 0.51%, 0.01%, and 0.76%, respectively, of the outstanding shares of JS Group as of March 1, 2002. Dr. Michael Smurfit, Dr. Dermot Smurfit and Mr. Anthony Smurfit are officers and directors of JS Group. Mr. Kilroy is a director of JS Group.
(e)Includes 187,190 shares of Common Stock owned by MSLEF, Inc. and 5,459,594 shares of Common Stock owned by MSLEF. Mr. Abramson is an officer of MSLEF, Inc., which is the general partner of MSLEF. As an officer of MSLEF, Inc., Mr. Abramson could be deemed a beneficial owner of the shares of Common Stock owned by MSLEF, Inc. and MSLEF by virtue of his shared investment and voting power over such shares in such officer capacity. Mr. Abramson disclaims beneficial ownership of the shares of Common Stock owned by MSLEF, Inc. and MSLEF. See "Principal Stockholders."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the period from January 1, 2001 through February 28, 2002, its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                            EXECUTIVE COMPENSATION

      The following table sets forth the cash and non-cash compensation awarded to or earned by each of the executive officers of the Company named below (the "Named Executive Officers") for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                                                             Compensation
                                                                             ------------
                                           Annual Compensation  Other Annual  Securities   All Other
-                                          -------------------- Compensation  Underlying  Compensation
     Name and Principal Position      Year Salary ($) Bonus ($)     ($)        Options       ($)(a)
     ---------------------------      ---- ---------- --------- ------------ ------------ ------------
Michael W. J. Smurfit(b)............. 2001   900,000    360,000   260,907            0       32,594
 Chairman of the Board                2000   900,000    562,500   356,441      200,000       31,355
                                      1999   900,000    445,140   217,768      250,000       24,483

Ray M. Curran(c)..................... 2001 1,312,500    530,000         0       75,000       18,428
 Former President and                 2000 1,275,000  1,275,000         0      300,000       17,280
 Chief Executive Officer              1999 1,206,252  1,274,970     4,213            0        5,000

Patrick J. Moore(c).................. 2001   765,000    765,000     5,920       50,000       12,776
 Vice President and                   2000   765,000    765,000     3,280      200,000       12,168
 Chief Financial Officer              1999   761,250    573,752         0            0       11,257

William N. Wandmacher................ 2001   461,812    242,209     7,698       25,000       20,819
 Vice President and General Manager-- 2000   370,002    173,790     7,834      100,000       16,873
 Containerboard Mill Division         1999   340,008    167,395     6,215            0       15,084

F. Scott Macfarlane.................. 2001   369,450    137,489     9,322       25,000       11,235
 Vice President and General Manager-- 2000   325,417    288,120     8,176            0       10,078
 Consumer Packaging Division          1999   304,996    136,892     2,810            0        5,000

--------
(a)Amounts shown under "All Other Compensation" for 2001 include a $5,250 contribution to the Company's Savings Plan for each of the Named Executive Officers (other than Dr. Smurfit) and Company-paid split-dollar term life insurance premiums for Dr. Smurfit ($30,957) and Messrs. Curran ($13,178), Moore ($7,526), Wandmacher ($15,569) and Macfarlane ($5,985). Dr. Smurfit also had reportable (above 120% of the applicable federal long-term rate) earnings equal to $1,637 credited to his account under the Company's Deferred Compensation Capital Enhancement Plan.
(b)The amounts shown in "Other Annual Compensation" represent a "gross up" payment for a portion of Dr. Smurfit's Federal and State income tax liability.
(c)Mr. Curran retired from the Company as of January 4, 2002. See "Executive Compensation--Retirement of Chief Executive." Mr. Moore was named to succeed Mr. Curran as President and Chief Executive Officer of the Company.

      Option Grants in Last Fiscal Year--The following table provides information concerning stock options granted to the Named Executive Officers during 2001.

                             OPTION GRANTS IN 2001

                                                                                            Potential Realizable Value
                                                                                                at Annual Rates of
                                                                                             Stock Price Appreciation
                      Number of Securities   % of Total Options     Exercise or               for Option Term ($)(b)
                       Underlying Options  Granted to Employees in  Base Price   Expiration --------------------------
        Name                Granted         Fiscal Fiscal Year(a)  ($ Per Share)    Date          5%           10%
        ----          -------------------- ----------------------- ------------- ----------   -------      ---------
Michael W. J. Smurfit             0                 N/A                 N/A         N/A       N/A           N/A
Ray M. Curran........        75,000                 2.7%               14.42      06/15/11  680,150      1,723,632
Patrick J. Moore.....        50,000                 1.8%               14.42      06/15/11  453,433      1,149,088
William N. Wandmacher        25,000                 0.9%               14.42      06/15/11  226,717        574,544
F. Scott Macfarlane..        25,000                 0.9%               14.42      06/15/11  226,717        574,544

--------
(a)Reflects percentage of total options granted to employees in 2001 under the Company's 1998 Long-Term Incentive Plan (the "Incentive Plan"). An additional 3,000 options were granted to each of Messrs. Goldberg, Kilroy, O'Connor, Pearlman and Reynolds in 2001.

(b)The dollar amounts under these columns are the result of calculations at 5% and 10% rates, as set by the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.

      As of December 31, 2001, there were 25,201,952 shares of Common Stock reserved for issuance under all of the stock-based incentive plans of the Company, including approximately 7,000,000 shares available for future grants.

      Option Exercises and Year-End Value Table--The following table summarizes the exercise of options and the value of options held by the Named Executive Officers as of December 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUE

                                                          Number of Securities        Value of Unexercised
                                                     Underlying Unexercised Options   In-the-Money Options
                      Shares Acquired                    at  January 1, 2002(#)     at January 1, 2002($)(a)
        Name          on Exercise(#)  Value Realized   Exercisable/Unexercisable    Exercisable/Unexercisale
        ----          --------------- -------------- ------------------------------ ------------------------
Michael W. J. Smurfit        0              0             1,109,333 / 366,667          $6,125,220/334,000
Ray M. Curran........        0              0             1,375,000 /       0           4,042,875/      0
Patrick J. Moore.....        0              0               541,667 / 358,333           1,770,876/763,561
William N. Wandmacher        0              0               212,500 / 137,500             858,306/286,156
F. Scott Macfarlane..        0              0               187,500 /  62,500             731,656/157,156

--------
(a)The closing market value of the Common Stock on December 31, 2001 was $15.97 per share. On that date, the exercise price per share for outstanding options held by the Named Executive Officers ranged from $10.00 to $17.625.

Pension Plans

Salaried Employees' Pension Plan and Supplemental Income Pension Plan

      The Company and its subsidiaries maintain a non-contributory pension plan for salaried employees (the "Pension Plan") and a non-contributory supplemental income pension plan (the "SIP") for certain key executive officers, under which benefits are determined by final average earnings and years of credited service and are offset by a certain portion of social security benefits. For purposes of the Pension Plan, final average earnings equals the participant's average earnings for the five consecutive highest-paid calendar years of the participant's last 10 years of service, including overtime and certain bonuses, but excluding bonus payments under the Company's annual management incentive plan (the "MIP"), deferred or acquisition bonuses, fringe benefits and certain other compensation. For purposes of the SIP, final average earnings equals the participant's average earnings, including bonuses under the MIP, for the five consecutive highest-paid calendar years of the participant's last 10 years of service. The SIP recognizes all years of credited service.

      The pension benefits for the Named Executive Officers can be calculated pursuant to the following table, which shows the total estimated single life annuity payments (prior to adjustment for Social Security) that would be payable to the Named Executive Officers participating in the Pension Plan and the SIP after various years of service at selected compensation levels. Payments under the SIP are an unsecured liability of the Company.

Remuneration
--------                                                        Each Year in
Final Average Earnings 5 years  10 years 15 years  20 years  Excess of 20 years
--------------------   -------- -------- -------- ---------- ------------------
      $  200,000       $ 25,000 $ 50,000 $ 75,000 $  100,000         *
         400,000         50,000  100,000  150,000    200,000         *
         600,000         75,000  150,000  225,000    300,000         *
         800,000        100,000  200,000  300,000    400,000         *
       1,000,000        125,000  250,000  375,000    500,000         *
       1,200,000        150,000  300,000  450,000    600,000         *
       1,400,000        175,000  350,000  525,000    700,000         *
       1,600,000        200,000  400,000  600,000    800,000         *
       1,800,000        225,000  450,000  675,000    900,000         *
       2,000,000        250,000  500,000  750,000  1,000,000         *

--------
*  An additional 1% of earnings is accrued for each year in excess of 20 years.

      Dr. Smurfit and Messrs. Moore, Wandmacher and Macfarlane participate in the SIP and have 46, 15, 36, and 31 years of credited service, respectively. Current average annual earnings as of December 31, 2001, for each of the Named Executive Officers was as follows: Dr. Smurfit ($1,184,178); Mr. Moore ($986,689); Mr. Wandmacher ($488,350) and Mr. Macfarlane ($440,992). Mr. Curran is not a participant in the SIP. He has 21 years of credited service under the Pension Plan, which includes 18 years of service with JS Group. The net pension benefit payable to Mr. Curran under the benefit calculation is reduced by the amount of the pension benefit payable by JS Group under the JS Group pension plan. The Company has agreed to purchase an annuity to provide additional retirement payments to Mr. Curran as described in "Retirement of Chief Executive". See "Executive Compensation--Retirement of Chief Executive".

                EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

      The Company has entered into agreements (the "Employment Agreements") with Messrs. Moore, Macfarlane and Wandmacher and other senior executives, and had an employment agreement with Mr. Curran until his retirement on January 4, 2002. The Employment Agreements require the executives to devote substantially all of their business time to the Company's operations through the term of each executive's respective Employment Agreement, unless sooner terminated by either party in accordance with the provisions of such Employment Agreement.

      The Employment Agreements provide that the executives shall be eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including the MIP and the Incentive Plan.

      The Employment Agreements provide that if the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason", the Company will: (i) pay the executive the full amount of base salary and annual bonus that the Company would have paid under the Employment Agreement had the executive's employment continued to the end of the employment term; (ii) continue the executive's coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans through the end of the employment term; (iii) provide the executive with certain perquisites until the end of the employment term, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during a period of 36 months for Messrs. Moore and Macfarlane and 24 months for Mr. Wandmacher following each executive's employment termination (the "Post Termination Period"); (iv) continue to count the period through the end of the employment term for purposes of determining the executive's age and service with the Company with respect to (A) eligibility, vesting and the amount of benefits under the Company's executive benefit plans, and (B) the vesting of any outstanding stock options, restricted stock or other equity-based compensation awards; and (v) provide outplacement services.

      The Employment Agreements also provide that if, within 24 months following a "change of control" of the Company, the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason", the Company will: (i) pay the executive a multiple of three times for Messrs. Moore and Macfarlane and two times for Mr. Wandmacher of the executive's base salary, as in effect on the date of his termination; (ii) a multiple of three times for Messrs. Moore and Macfarlane and two times for Mr. Wandmacher of the highest of (A) the average annual bonus paid for a prescribed period immediately preceding the executive's employment termination, (B) the target bonus for the fiscal year in which such termination of employment occurs, or (C) the actual bonus attained for the fiscal year in which such termination occurs; (iii) continue the executive's coverage under the Company's medical, dental, life, disability, and other executive benefit plans for the Post Termination Period; (iv) pay the value of continued coverage during the Post Termination Period under any pension, profit sharing or other retirement plan maintained by the Company; (v) continue to provide the executive with certain perquisites, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during the Post Termination Period; (vi) immediately vest all stock options, restricted stock and other equity-based awards; and
(vii) pay for certain outplacement services to the executive. The Company generally must make the payments described above within 10 days of the executive's employment termination. Furthermore, the Employment Agreement of Mr. Moore provides that if the payments and benefits described above would be "excess parachute payments" as defined in Code Section 280G, with the effect that the executive is liable for the payment of an excise tax, then the Company will pay the executive an additional amount to "gross up" the executive for such excise tax.

      The Employment Agreements also forbid the executives from: (i) disclosing the Company's confidential information, inventions or developments; (ii) diverting any business opportunities or prospects from the Company; and (iii) during their employment and for a period of up to two years following termination of their employment, competing with any business conducted by the Company or any of its affiliates, or soliciting any employees, customers or suppliers of the Company within the United States.

      In general, each of the following transactions is considered a change in control under the Employment Agreements: (a) a third party's acquisition of 20% or more of the Common Stock; (b) an unapproved change in the majority of the Board of Directors; (c) completing certain reorganization, merger or consolidation transactions or a sale of all or substantially all of the Company's assets, or (d) the complete liquidation or dissolution of the Company.

      Several other executives (but none of the Named Executive Officers) are parties to Employment Security Agreements (collectively, the "Severance Agreements") with the Company. Among other things, the Severance Agreements provide for a lump sum payment based on a specified multiple of salary and bonus plus the payment of certain fringe benefits under certain circumstances within two years after a "change of control" (as such term is defined in the Severance Agreements).

                         RETIREMENT OF CHIEF EXECUTIVE

      On January 4, 2002, Ray Curran retired from the positions of President and Chief Executive Officer, and as a Director of the Company. Pursuant to a Letter Agreement between the Company and Mr. Curran, the Company agreed to make certain payments and provide certain benefits to Mr. Curran in consideration for his agreement to cancel his Employment Agreement. Pursuant to the Letter Agreement, the Company made a lump sum cash payment to Mr. Curran of $8,275,000, which included (i) a payment of $400,000, plus (ii) three times the sum of: (A) his annual base salary of $1,325,000; (B) his most recent annual cash bonus under the Company's Management Incentive Plan of $1,275,000; and (C) $25,000, representing the amount reimbursed to him by the Company for financial planning services and tax return preparation during 2001. The Company also paid a 2001 MIP award to Mr. Curran at an amount equal to 40% of his base salary, or $530,000, in accordance with normal practice.

      As a part of the agreement to cancel his Employment Agreement, the Company also agreed to continue in force all Company-provided insurance coverage for Mr. Curran and his spouse, including medical, dental, life and disability coverage, for a period of three years from Mr. Curran's retirement date, and to continue to credit him with years of continuous service under certain of the Company's pension plans for three years following his retirement date. The aggregate pension benefit under these plans will be offset by the pension benefit that Mr. Curran receives from the retirement plan(s) of JS Group. The Company also agreed to purchase an annuity sufficient to provide an annual payment to Mr. Curran of $200,000, less any amounts received from the Company's pension plans.

      Mr. Curran's unvested stock options became vested as of his retirement date. Mr. Curran will be able to exercise these options at any time prior to the earlier of (i) the expiration or other termination date of such options or
(ii) the fifth anniversary of his retirement date.

      Finally, Mr. Curran and the Company entered into a Consulting Agreement, effective as of his retirement date, on customary terms and conditions that requires Mr. Curran to provide executive consulting services for the Company as requested by the Board of Directors or the Chief Executive Officer for a period of three years following his retirement date. The Consulting Agreement provides for an annual consulting fee of $2,200,000.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

      The Compensation Committee consists of three members of the Company's Board of Directors who are not employees of the Company and who have no interlocking relationships requiring disclosure. This committee oversees the administration of executive compensation programs and determines the compensation of certain executive officers, including the Chairman, Chief Executive Officer and Chief Financial Officer.

      The goals of the Company's executive compensation program are: to attract, retain and motivate qualified executives with outstanding abilities; to tie a significant portion of the overall compensation of executive officers to the Company's profitability; and to seek to enhance the Company's profitability by aligning the interests of executive officers with those of the Company's stockholders.

      In determining base salaries for the senior executives, the committee relies upon national and local salary surveys and analyses of total compensation paid to executives with comparable qualifications, experience and responsibilities at other companies in similar circumstances, such as companies in merger or turnaround situations. The base salaries of the Chief Executive Officer, Chairman, and Chief Financial Officer for 2001 were substantially unchanged from 2000 levels.

      The Company's executive officers, as well as other key employees of the Company, participate in the MIP, with awards based upon the attainment of pre-established individual goals and profit targets for the Company. The committee established target awards of 40% of salary (based in part on the Company achieving targeted profit, cash flow, and cost reduction performance levels) under the MIP in 2001 for each of the Chairman, Chief Executive Officer and Chief Financial Officer. In determining the MIP awards for 2001, the committee took into consideration the Company's performance in generating earnings and substantial cash flow and debt reduction during the worst operating environment in more than 20 years. In Mr. Moore's case, the Committee also took into account the cost take-out initiatives and reduction of corporate expenses, debt reduction, refinancing transactions, and litigation and tax audit settlements achieved under his direction in 2001. Based on these factors and numerous other accomplishments during the year, the committee established MIP awards for 2001 of 100% of salary for Mr. Moore and 40% of salary for Mr. Curran and Dr. Smurfit.

      From time to time the committee and the Board of Directors consider the desirability of granting equity awards to executive officers under the Incentive Plan. In determining the amount and nature of awards to executive officers under the Incentive Plan, the committee takes into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each executive officer. In June 2001, the committee granted 75,000 stock options to Mr. Curran and 50,000 stock options to Mr. Moore.

      In February 2002, in connection with his promotion to Chief Executive Officer, the committee increased Mr. Moore's base salary to $1,000,000, and granted him an additional 200,000 stock options and 75,000 restricted stock units. In determining Mr. Moore's compensation and equity awards, the committee relied on a survey of total compensation packages of chief executive officers of companies of roughly equivalent size and complexity, and established Mr. Moore's total compensation near the middle of the survey range.

      The committee determined that it was in the Company's best interest to enter into employment agreements with the executive officers who serve on the Executive Committee, including Messrs. Moore, Macfarlane and Wandmacher, in order to adequately compensate these executives and incent them to remain employed with the Company. The terms of such agreements are set forth above under "Employment Agreements and Severance Agreements". Mr. Curran received certain payments and benefits in consideration of the cancellation of his Employment Agreement on January 4, 2002, as described in "Retirement of Chief Executive".

      Section 162(m) of the Internal Revenue Code of 1986 generally limits the Company's federal tax deductibility to $1 million for compensation (other than performance-based compensation) paid in any year to the Company's Chief Executive Officer and each of its four other highest paid executive officers. The committee will generally seek to qualify compensation paid to its executive officers for deductibility under Section 162(m). The committee will, however, retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the committee's judgment, it is in the Company's interest to do so.

      Submitted by the Compensation Committee of the Company's Board of Directors.

                          Compensation Committee
                          ----------------------  -
                          Alan E.Goldberg
                          Jerry K. Pearlman
                          Thomas A. Reynolds, III

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

      No member of the Compensation Committee of the Board currently is or was during the year ended December 31, 2001, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year-ended December 31, 2001.

                            STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on an investment in the Common Stock, the S&P 500 Index, and an index of a peer group of paper companies (the "Peer Group"), for the five-year period ended December 31, 2001. The Peer Group comprises the following 10 medium to large sized companies whose primary business is the manufacture and sale of paper products and packaging: Caraustar Industries, Inc., Gaylord Container Corporation, Georgia Pacific Corporation, International Paper Company, Mead Corporation, Rock-Tenn Company, Sonoco Products Company, Temple-Inland Inc., Weyerhaeuser Company and Willamette Industries, Inc. The graph assumes the value of an investment in the Common Stock and each index was $100.00 at December 31, 1996 and that all dividends were reinvested.

                                    [CHART]


                            Cumulative Total Return
                 (from December 31, 1996 to December 31, 2001)

                               Dec. 31 Dec. 31 Dec. 31 Dec. 31 Dec. 31 Dec. 31
       Company Name/Index       1996    1997    1998    1999    2000    2001
       -----------------       ------- ------- ------- ------- ------- -------
  SMURFIT-STONE CONTAINER CORP   100    87.94   98.45  152.53   93.00   99.43
  S&P 500 INDEX                  100   133.36  171.48  207.56  188.66  166.24
  PEER GROUP                     100   105.76  113.30  152.82  115.17  120.23

                             CERTAIN TRANSACTIONS

Transactions with JS Group

      Net sales of the Company to JS Group, its subsidiaries and its affiliates were $49 million for the year ended December 31, 2001. Net sales of JS Group, its subsidiaries and its affiliates to the Company were $27 million for the year ended December 31, 2001. Product sales to and purchases from JS Group, its subsidiaries and its affiliates were consummated on terms generally similar to those prevailing with unrelated parties.

      The Company provides certain subsidiaries and affiliates of JS Group with general management and elective management services under separate management services agreements. The elective services provided include, but are not limited to, management information services, legal, accounting, tax and internal auditing services, financial management and treasury services, manufacturing and engineering services, research and development services, employee benefit plan and management services, purchasing services, transportation services and marketing services. In consideration of general management services, the Company is paid a negotiated fee, which amounted to approximately $0.1 million for 2001. In consideration for elective services provided in 2001, the Company received reimbursements of approximately $2.1 million in 2001. In addition, the Company paid JS Group and its affiliates approximately $0.6 million in 2001 for certain other services.

      In the first quarter of 2002, the Company and Smurfit Packaging Corporation, an indirect subsidiary of JS Group ("SPC") entered into an agreement pursuant to which SPC paid to the Company $700,000 and delivered to the Company 36,800,000 shares of Common Stock owned by SPC and received in exchange 36,800,000 newly issued shares of Common Stock. The transaction had no effect on SIBV's beneficial ownership of Common Stock, and was part of JS Group's restructuring of its businesses and assets located in the United States. The transaction was reviewed by the Independent Committee of the Board and unanimously recommended to and approved by the Board.

Board Membership

      The Company's By-laws provide that for so long as MSLEF owns at least 1,000,000 shares of Common Stock, adjusted for any stock dividend, stock split or similar change, the Board will continue to nominate for election one designee of MSLEF, who shall be entitled to serve on the Independent Committee until November 18, 2003. Mr. Abramson is currently the MSLEF designee for the Board.

Standstill Agreement

      JS Group, MSLEF and the Company are parties to a Standstill Agreement dated as of May 10, 1998 which provides, among other things, that prior to November 18, 2003: (a) JS Group is prohibited from directly or indirectly acquiring any voting securities of the Company if, after giving effect to such acquisition, it would beneficially own more than 40% of the total voting power of the outstanding securities of the Company; (b) MSLEF is prohibited from acquiring any voting securities of the Company (except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction); and (c) JS Group is prohibited from soliciting, seeking to effect, negotiating with or providing any information to any other party with respect to, or making any statement or proposal (except for any statement or proposal in response to an acquisition or business combination proposal by a party other than JS Group or its subsidiaries), whether written or oral, to the Board of Directors of the Company or otherwise make any public announcement (except as required by law or the requirements of any relevant stock exchange or in the case of an acquisition or business combination proposal by a party other than JS Group or its subsidiaries) whatsoever with respect to, any form of acquisition or business combination transaction involving the Company or any significant portion of its assets, including, without limitation, a merger, tender offer, exchange offer or liquidation, or any restructuring, recapitalization or similar transaction with respect to the Company.

Subscription Agreement

      SIBV, Jefferson Smurfit Corporation (U.S.) and the Company are parties to a Stock Subscription Agreement dated as of May 3, 1994 which provides, among other things, SIBV with certain rights which generally allow SIBV to maintain its percentage ownership of Common Stock in the event of public or private issuances of Common Stock (or securities of the Company convertible into or exchangeable for Common Stock).

Registration Rights Agreement

      In connection with the November 1998 merger of Stone Container Corporation with SCC Merger Co., a subsidiary of the Company, the Company, SIBV, MSLEF and certain other stockholders of the Company associated with MSLEF entered into a Registration Rights Agreement dated as of May 10, 1998 (the "Registration Rights Agreement") that grants to SIBV, MSLEF and such other stockholders (collectively, the "Holders") certain rights to require that the Company register shares of Common Stock acquired by them prior to May 10, 1998 or issued thereafter in respect of such shares (collectively, the "Registrable Securities"). The Registration Rights Agreement replaced a then existing registration rights agreement.

      Under the Registration Rights Agreement, and subject to certain limitations contained therein, each of SIBV and MSLEF is entitled to two demand registrations. Subject to certain exceptions specified therein, the Registration Rights Agreement entitles each of SIBV, MSLEF and the Company to include shares for its own account or, in the case of the Company, for the account of any holders of Common Stock other than the Holders, in the registrations initiated by the other parties. MSLEF completed one of its demand registrations on February 5, 2002 ("MSLEF Demand").

      In connection with any demand registration or piggyback registration, the Company will be responsible for all expenses incurred in connection with such registration, except that each Holder will pay any underwriting discounts or commissions that may be payable in connection with the sale of its Registrable Securities. In connection with the MSLEF Demand the Company incurred or paid approximately $464,000 of expenses. In addition, the Company will indemnify each Holder and its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Holders may be required to make in respect thereof.

                    PROPOSAL 2--RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

      Upon the recommendation of the Company's Audit Committee, Ernst & Young LLP, independent auditors of the Company since July 1982, have been appointed by the Board of Directors of the Company as independent auditors for the Company for the fiscal year ending December 31, 2002. This selection is being presented to the stockholders for ratification. The Board of Directors of the Company recommends a vote FOR ratification. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR ratification unless specifically directed otherwise on such proxy card. During 2001, the Company paid Ernst & Young the following fees:

    Audit Fees.................................................. $1,620,000
    Financial Information Systems Design and Implementation Fees $        0
    All Other Fees.............................................. $3,632,000
                                                                 ----------
       Total.................................................... $5,252,000
                                                                 ==========

      All Other Fees include audit-related fees of $1,133,000 and tax related fees of $2,499,000.

      The Audit Committee of the Board of Directors considered the effect of Ernst & Young's non-audit services in assessing the independence of such auditors.

      Representatives of Ernst & Young are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and such representatives are expected to be available to respond to appropriate questions.

                         REPORT OF THE AUDIT COMMITTEE

      Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process including the systems of internal controls and the preparation of the financial statements. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

      The committee discussed with the Company's internal and independent auditors the overall scope and plans for the respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee held seven meetings during 2001.

      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

      Submitted by the Audit Committee of the Company's Board of Directors.

                         Audit Committee
                         ---------------
                         James J. O'Connor, Chairman
                         Howard E. Kilroy
                         Jerry K. Pearlman

                       PROPOSAL 3--STOCKHOLDER PROPOSAL

      Robert D. Morse, 212 Highland Avenue, Moorestown, NJ 08057-2717, claiming beneficial ownership of $2,000 or more of the Common Stock, has indicated his intention to present the following precatory proposal for action at the meeting:

      Management and Directors are requested to change the format of the Proxy Material in the two areas which are not fair to the shareowners: Remove the word "EXCEPT" and re-apply the word "AGAINST" in the Vote For Directors column. Remove the statement (if applicable) placed in the lower section announcing that all signed proxies but not voted as to choice will be voted at the discretion of Management.

      REASONS:

      This entirely unfair voting arrangement has benefited Management and Directors in their determination to stay in office by whatever means. Note that this is the only area in which an "AGAINST" choice is omitted, and has been so for about 15 years with no successful objections. Claiming of votes by Management is unfair, as a shareowner has the right to sign as "Present" and not voting, showing receipt of material and only preventing further solicitation of a vote.

      FURTHER:

      Since Management claims the right to advise an "AGAINST" vote in matters presented by Shareowners, I likewise have the right to ask for a vote "AGAINST" all Company select nominees for Director until directors stop the practice of excessive extra remuneration for Management other than base pay and some acceptable perks. THANK YOU.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

      The stockholder proposal first requests a change to the proxy card whereby the word "AGAINST" would be substituted for the word "EXCEPT" in the "Vote for Directors column". The only use of the word "EXCEPT" in relation to the election of directors in the proxy attached to the Company's Proxy Statement is in the column where a stockholder would vote "FOR" a nominee. The columns listed in the Company's proxy allow stockholders to either (i) vote "FOR" all nominees (except as marked to the contrary) or (ii) "WITHHOLD AUTHORITY" to vote for all nominees. Substitution of the word "EXCEPT" with "AGAINST" would be confusing and nonsensical. The Company's proxy format complies with the rules of the Securities and Exchange Commission, which provide that stockholders be given the opportunity to vote for directors or to have their shares withheld from voting. The Board of Directors believes stockholders are provided a means to vote their shares in the election of directors in compliance with federal and state law and no change should be made to the format of the Company's proxy card.

      The second part of the stockholder proposal requests the removal of the statement that proxies signed but not voted will be voted at the discretion of management. The Board of Directors believes such a proposal diminishes the voting rights of the Company's stockholders. Stockholders who do not want their votes counted have the option of not sending their proxy cards to the Company. If a stockholder elects to participate in the vote, the stockholder may instruct the voting of their shares by appropriately marking their choices on the proxy or may vote their shares in accordance with the recommendations of the Board of Directors by simply signing and dating the proxy card. The Board of Directors believes that stockholders that return their proxy card and choose to take advantage of the second alternative do so based on the convenience it provides to such stockholders. This represents a practice used by the Company for many years and one that is commonly used by other public companies. The Board of Directors further believes that any stockholder that takes the time to sign and return their proxy card should have their shares counted. The stockholder proposal would eliminate this option. The Board of Directors believes the proposal is against the interests of the Company's stockholders and recommends a vote against the elimination of the statement that grants discretionary authority to management in the proxy card.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL AND YOUR PROXY WILL BE SO VOTED IF THE PROPOSAL IS PRESENTED UNLESS YOU SPECIFY OTHERWISE.

                                 OTHER MATTERS

      Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

      The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

      Stockholder proposals submitted for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Mr. Craig A. Hunt, Secretary, Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568 no later than December 5, 2002. The Company's By-Laws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the full text of these By-Law provisions may be obtained by writing to the Secretary at the address indicated above.

                                          By Order of the Board of Directors

                                         /s/ Craig A. Hunt
                                          CRAIG A. HUNT
                                          Secretary

April 4, 2002

                       SMURFIT-STONE CONTAINER CORPORATION

                           Annual Meeting, May 9, 2002

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned stockholder of Smurfit-Stone Container Corporation, a Delaware corporation, appoints CHARLES A. HINRICHS and CRAIG A. HUNT, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois, on May 9, 2002 at 1:00 p.m. (C.S.T.) and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse hereof.

        (Continued and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

  You can now access your Smurfit-Stone Container Corporation account online.

 Access your Smurfit-Stone Container Corporation stockholder account online via
                        Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for Smurfit-Stone Container Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     .   View account status
     .   View certificate history
     .   View book-entry information

     .   View payment history for dividends
     .   Make address changes
     .   Obtain a duplicate 1099 tax form
     .   Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.


.. SSN
.. PIN
.. Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

.. SSN
.. PIN
.. Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

.. Certificate History
.. Issue Certificate
.. Address Change
.. Duplicate 1099
.. Book-Entry Information

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

This proxy will be voted "FOR" Items 1 and 2 and "AGAINST" Item 3 if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management. Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

Please mark your votes as indicated in this sample [X]

1. Election of Directors:


   FOR all nominees              WITHHOLD
   listed at right               AUTHORITY
   (except as marked     to vote for all nominees
    to the contrary)          listed at right
          [_]                       [_]


2. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for 2002.

 FOR  AGAINST  ABSTAIN
 [_]    [_]      [_]

 Nominees: 01 Leigh J. Abramson, 02 Alan E. Goldberg, 03 Howard E. Kilroy, 04 Patrick J. Moore, 05 James J. O'Connor, 06 Jerry K. Pearlman, 07 Thomas A. Reynolds, III, 08 Anthony P.J. Smurfit, 09 Dermot F. Smurfit, 10 Michael W.J. Smurfit

 INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

-------------------------------------------------
3. Stockholder Proposal


 FOR  AGAINST  ABSTAIN
 [_]    [_]      [_]                          I plan to attend the meeting. [_]


 By checking the box to the right, I consent to future access to the Annual Reports, Proxy Statements, prospectuses and other communications electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs imposed by my own Internet Service provider for electronic access, such as usage and telephone charges, will be my responsibility. Please disregard if you have previously provided your consent decision. This consent does not apply with respect to shares held by employees in savings plans maintained by the Company.

[_]

(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY UNLESS YOU VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET)

Signature_______________________ Signature_______________________ Date__________

Please sign name or names exactly as appearing on this proxy. If signing as a representative, please indicate capacity.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

   Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                                    Internet
                           http://www.eproxy.com/sscc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

                                      Mail

  Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.smurfit-stone.com/docs/proxy.pdf http://www.smurfit-stone.com/docs/proxy.pdf and www.smurfit-stone.com/docs/2001annualreport.pdf http://www.smurfit-stone.com/docs/2001annualreport.pdf

                       SMURFIT-STONE CONTAINER CORPORATION

                             VOTING INSTRUCTION CARD

                           Annual Meeting, May 9, 2002

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


     The undersigned Participant in the Smurfit-Stone Container Corporation Savings Plan, the Jefferson Smurfit Corporation Hourly Savings Plan, the Smurfit Packaging Corporation Savings Plan, the Smurfit Packaging Corporation 401(k) Savings Plan, the St. Laurent Paperboard Hourly Savings Plan, or the Smurfit-Stone Container Corporation Hourly Savings Plan directs the Trustee to vote all shares of Smurfit-Stone Container Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois, on May 9, 2002 at 1:00 p.m. (C.S.T.) and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse hereof. The Trustee is hereby directed to authorize the proxies to vote in their discretion upon such other matters as may properly come before the meeting and at any adjournment or postponement thereof.


        (Continued and to be marked, dated and signed, on the other side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE



                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll-free 1-800-435-6710 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2.   Vote via the Internet. The Web address is http://www.eproxy.com/sscc

                                       or

3. Mark, sign and date your Voting Instruction Card and return it promptly in the enclosed envelope.

Please mark your votes as indicated in this example [X]


1. Election of Directors:


               FOR all nominees              WITHHOLD
               listed at right               AUTHORITY
               (except as marked      to vote for all nominees
               to the contrary)            listed at right

                     [_]                       [_]


2. Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for 2002.

                     FOR        AGAINST       ABSTAIN

                     [_]          [_]          [_]

Nominees: 01 Leigh J. Abramson, 02 Alan E. Goldberg, 03 Howard E. Kilroy, 04 Patrick J. Moore, 05 James J. O'Connor, 06 Jerry K. Pearlman,
07 Thomas A. Reynolds, III, 08 Anthony P.J. Smurfit, 09 Dermot F. Smurfit, 10 Michael W.J. Smurfit

 INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.


 _______________________________________________________________________________

3.  Stockholder Proposal

                     FOR       AGAINST        ABSTAIN

                     [_]          [_]          [_]

I plan to attend the meeting.     [_]

The Trustee will vote the shares represented by the Voting Instruction Card if properly signed and received by 12:00 P.M. on May 7, 2002. If no instructions are specified on a signed card, the shares represented thereby will be voted "FOR" Items 1 and 2 and "AGAINST" Item 3. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management. In accordance with the Trust Agreement, if you do not vote your shares, the Trustee will vote them for you in the same proportion as the Trustee was instructed to vote the shares for which it received Voting Instruction Cards. Please date, sign and mail this Voting Instruction Card in the enclosed envelope. No postage is required.

(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY UNLESS YOU VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET)






Signature ________________________________________   Date ______________________

Please sign name exactly as appearing on this Voting Instruction Card.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

      Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                                    Internet
                           http://www.eproxy.com/sscc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                            Telephone 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.

               If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.smurfit-stone.com/docs/proxy.pdf http://www.smurfit-stone.com/docs/proxy.pdf and www.smurfit-stone.com/docs/2001annualreport.pdf http://www.smurfit-stone.com/docs/2001annualreport.pdf